Exhibit 99.1

The Vitamin Shoppe Announces Comparable Store Net Sales and

Total Net Sales for the First Quarter Ended March 31, 2007

April 30, 2007

NORTH BERGEN, N.J.—April 30, 2007—The Vitamin Shoppe announced that total net sales for the company increased $10.2 million, or 8.0%, to $137.5 million for the first quarter ended March 31, 2007 as compared with $127.3 million for the same period last year. Comparable store net sales for the first quarter ended March 31, 2007 increased 6.1%. The company also announced that it opened 10 stores during the first quarter, ending the first quarter with a base of 316 stores at March 31, 2007.

NET SALES BY SEGMENT

(Preliminary and Unaudited)

FOR THE QUARTER ENDED

MARCH 31, 2007 AND APRIL 1, 2006

($ in thousands)

	March 31, 2007	April 1, 2006	% Change
Retail	$117,278	$103,985	12.8%
Direct	20,266	23,315	-13.1%

Total	$137,544	$127,300	8.0%

The above amounts represent preliminary unaudited net sales results for the three months ended March 31, 2007.

The Vitamin Shoppe expects to report unaudited results for three months ended March 31, 2007 in its Form 10-Q to be filed with the Securities and Exchange Commission in May 2007.